Exhibit 16

Larry O'Donnell, CPA, P.C.
Certified Public Accounts

Telephone (303) 745-4545		2228 South Fraser Street
Fax (303) 369-9384		Unit I
Email larryodonnellcpa@msn.com		Aurora, Colorado 80014
www.larryodonnellcpa.com

October 26, 2010

SECURITIES AND EXCHANGE COMMISSION
Division of Corporation Finance
100 F Street, N.E., Mail Stop 7010
Washington, D.C. 20549

Re:           Mexus Gold U.S. (the “Company”)
Form 8-K Item 4.01 (the “Report”)

Gentlemen:

We have reviewed the above referenced Report filed by the Company.  We do not disagree with the statements made by the Company in the Report and authorize the Company to file a copy of this letter as an exhibit to the Report.

/s/ Larry O’Donnell, CPA, PC
October 26, 2010